Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

July 25, 2025

EQT Corporation

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

Re:	EQT Corporation
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special legal counsel to EQT Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed registration by the Company of:

(i)	up to $495,925,000 aggregate principal amount of 7.500% Senior Notes due 2027 (the “Registered 7.500% 2027 Notes”), which are to be issued by the Company pursuant to that certain Indenture, dated as of March 18, 2008, as supplemented by the Second Supplemental Indenture, dated as of June 30, 2008 (collectively, the “Base Indenture”), and as supplemented by the Eighteenth Supplemental Indenture, dated as April 2, 2025 (the “Eighteenth Supplemental Indenture” and, together with the Base Indenture, the “7.500% 2027 Notes Indenture”), between the Company (or its predecessor, Equitable Resources, Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”);

(ii)	up to $344,921,000 aggregate principal amount of 6.500% Senior Notes due 2027 (the “Registered 6.500% 2027 Notes”), which are to be issued by the Company pursuant to the Base Indenture, as supplemented by the Nineteenth Supplemental Indenture, dated as of April 2, 2025 (the “Nineteenth Supplemental Indenture” and, together with the Base Indenture, the “6.500% 2027 Notes Indenture”), between the Company (or its predecessor, Equitable Resources, Inc.) and the Trustee;

(iii)	up to $45,225,000 aggregate principal amount of 5.500% Senior Notes due 2028 (the “Registered 2028 Notes”), which are to be issued by the Company pursuant to the Base Indenture, as supplemented by the Twentieth Supplemental Indenture, dated as of April 2, 2025 (the “Twentieth Supplemental Indenture” and, together with the Base Indenture, the “2028 Notes Indenture”), between the Company (or its predecessor, Equitable Resources, Inc.) and the Trustee;

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July 25, 2025

(iv)	up to $734,583,000 aggregate principal amount of 4.50% Senior Notes due 2029 (the “Registered 4.50% 2029 Notes”), which are to be issued by the Company pursuant to the Base Indenture, as supplemented by the Twenty-First Supplemental Indenture, dated as of April 2, 2025 (the “Twenty-First Supplemental Indenture” and, together with the Base Indenture, the “4.50% 2029 Notes Indenture”), between the Company (or its predecessor, Equitable Resources, Inc.) and the Trustee;

(v)	up to $596,725,000 aggregate principal amount of 6.375% Senior Notes due 2029 (the “Registered 6.375% 2029 Notes”), which are to be issued by the Company pursuant to the Base Indenture, as supplemented by the Twenty-Second Supplemental Indenture, dated as of April 2, 2025 (the “Twenty-Second Supplemental Indenture” and, together with the Base Indenture, the “6.375% 2029 Notes Indenture”), between the Company (or its predecessor, Equitable Resources, Inc.) and the Trustee;

(vi)	up to $494,086,000 aggregate principal amount of 7.500% Senior Notes due 2030 (the “Registered 2030 Notes”), which are to be issued by the Company pursuant to the Base Indenture, as supplemented by the Twenty-Third Supplemental Indenture, dated as of April 2, 2025 (the “Twenty-Third Supplemental Indenture” and, together with the Base Indenture, the “2030 Notes Indenture”), between the Company (or its predecessor, Equitable Resources, Inc.) and the Trustee;

(vii)	up to $1,090,218,000 aggregate principal amount of 4.75% Senior Notes due 2031 (the “Registered 2031 Notes”), which are to be issued by the Company pursuant to the Base Indenture, as supplemented by the Twenty-Fourth Supplemental Indenture, dated as of April 2, 2025 (the “Twenty-Fourth Supplemental Indenture” and, together with the Base Indenture, the “2031 Notes Indenture”), between the Company (or its predecessor, Equitable Resources, Inc.) and the Trustee; and

(viii)	up to $67,196,000 aggregate principal amount of 6.500% Senior Notes due 2048 (the “Registered 2048 Notes” and, together with the Registered 7.500% 2027 Notes, the Registered 6.500% 2027 Notes, the Registered 2028 Notes, the Registered 4.50% 2029 Notes, the Registered 6.375% 2029 Notes, the Registered 2030 Notes and the Registered 2031 Notes, the “Registered Notes”), which are to be issued by the Company pursuant to the Base Indenture, as supplemented by the Twenty-Fifth Supplemental Indenture, dated as of April 2, 2025 (the “Twenty-Fifth Supplemental Indenture” and, together with the Base Indenture, the “2048 Notes Indenture”), between the Company (or its predecessor, Equitable Resources, Inc.) and the Trustee.

July 25, 2025

The Registered Notes are to be issued pursuant to offers by the Company to exchange (the “Exchange Offers”) any and all Restricted Notes (as defined below) for a like principal amount of the corresponding Registered Notes as contemplated by the Registration Rights Agreement, dated April 2, 2025 (the “Registration Rights Agreement”), by and among the Company, TD Securities (USA) LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc. and Truist Securities, Inc. In particular, the Company is offering to exchange:

(a)	any and all of its outstanding 7.500% Senior Notes due 2027 that have not been registered under the Securities Act (the “Restricted 7.500% 2027 Notes”) that are validly tendered for a like principal amount of Registered 7.500% 2027 Notes;

(b)	any and all of its outstanding 6.500% Senior Notes due 2027 that have not been registered under the Securities Act (the “Restricted 6.500% 2027 Notes”) that are validly tendered for a like principal amount of Registered 6.500% 2027 Notes;

(c)	any and all of its outstanding 5.500% Senior Notes due 2028 that have not been registered under the Securities Act (the “Restricted 2028 Notes”) that are validly tendered for a like principal amount of Registered 2028 Notes;

(d)	any and all of its outstanding 4.50% Senior Notes due 2029 that have not been registered under the Securities Act (the “Restricted 4.50% 2029 Notes”) that are validly tendered for a like principal amount of Registered 4.50% 2029 Notes;

(e)	any and all of its outstanding 6.375% Senior Notes due 2029 that have not been registered under the Securities Act (the “Restricted 6.375% 2029 Notes”) that are validly tendered for a like principal amount of Registered 6.375% 2029 Notes;

(f)	any and all of its outstanding 7.500% Senior Notes due 2030 that have not been registered under the Securities Act (the “Restricted 2030 Notes”) that are validly tendered for a like principal amount of its new Registered 2030 Notes;

July 25, 2025

(g)	any and all of its outstanding 4.75% Senior Notes due 2031 that have not been registered under the Securities Act (the “Restricted 2031 Notes”) that are validly tendered for a like principal amount of its new Registered 2031 Notes; and

(h)	any and all of its outstanding 6.500% Senior Notes due 2048 that have not been registered under the Securities Act (the “Restricted 2048 Notes” and, together with the Restricted 7.500% 2027 Notes, the Restricted 6.500% 2027 Notes, the Restricted 2028 Notes, the Restricted 4.50% 2029 Notes, the Restricted 6.375% 2029 Notes, the Restricted 2030 Notes and the Restricted 2031 Notes, the “Restricted Notes”) that are validly tendered for a like principal amount of its Registered 2048 Notes.

In rendering this opinion letter, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s corporate records with respect to the issuance of the Restricted Notes, the issuance of the Registered Notes and the Registration Statement, (ii) the Registration Statement, (iii) the 7.500% 2027 Notes Indenture, the 6.500% 2027 Notes Indenture, the 2028 Notes Indenture, the 4.50% 2029 Notes Indenture, the 6.375% 2029 Notes Indenture, the 2030 Notes Indenture, the 2031 Notes Indenture, the 2048 Notes Indenture (collectively, the “Indentures”), (iv) the form of the Registered Notes, (v) the Registration Rights Agreement, and (vi) such other certificates, instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents, (vi) all Registered Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, (vii) the Indentures were duly authorized, executed, and delivered by the parties thereto, and (viii) the Trustee is qualified to act as trustee under the Indenture.

Based upon such examination and review and the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act and (ii) the Registered Notes have been duly executed and authenticated in accordance with the provisions of the relevant Indenture and duly delivered to holders of the Restricted Notes in exchange for the Restricted Notes pursuant to the Exchange Offers, the Registered Notes will be binding obligations of the Company.

July 25, 2025

The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally; (ii) an implied covenant of good faith and fair dealing; and (iii) general equitable or public policy principles. In addition, we express no opinion with respect to (x) the enforceability of provisions in any Indenture or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; or (y) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

This opinion letter is limited in all respects to the laws of the State of New York and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction. Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of the State of Pennsylvania, we have relied upon the opinion letter, dated the date hereof, of Morgan, Lewis & Bockius LLP, which opinion letter is being filed as Exhibit 5.2 to the Registration Statement.

This opinion letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law covered by our opinion or for any other reason.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Validity of the Securities” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP